RESERVE INDUSTRIES CORPORATION
                 Suite 308, 20 First Plaza
                 Albuquerque, New Mexico 87102

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                 To be held Wednesday, November 15, 1995


     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Shareholders of RESERVE INDUSTRIES CORPORATION will be held at the offices of the Company at Suite 308, 20 First Plaza,
Albuquerque, New Mexico, on Wednesday, November 15, 1995 at
10:00 a.m., Mountain Standard Time, for the following purposes:

1.	To elect directors to hold office until the next annual
meeting of shareholders or until successors have been elected and qualified;

2.	To ratify and approve the issuance of the 139,700 shares of
the Company stock issued to certain of the officers at the May
8, 1991 Board of Directors meeting pursuant to the 1991 Reserve
Industries Corporation Executive Compensation Plan; and

3.	To transact such other business as may properly come before
the meeting.

     The Board has fixed September 29, 1995, at the close of business, as the record date for determining shareholders entitled to receive notice of and vote at this meeting.

     If you are unable to be present at the meeting, please complete, sign and return promptly the enclosed proxy.

BY ORDER OF THE BOARD OF DIRECTORS

                        BETTY T. SLAWSON, Secretary

Albuquerque, New Mexico
October 11, 1995

RESERVE INDUSTRIES CORPORATION
(Executive Offices)
Suite 308, 20 First Plaza
Albuquerque, New Mexico 87102
(505) 247-2384

ANNUAL MEETING OF SHAREHOLDERS
To Be Held Wednesday, November 15, 1995

                 PROXY STATEMENT

The information contained in this Proxy Statement is furnished with the solicitation, on behalf of the Board of Directors of the Company, of proxies for the Annual Meeting of Shareholders to be held Wednesday November 15, 1995 at 10:00 a.m. at the offices of the Company at Suite 308, 20 First Plaza, Albuquerque, New Mexico, and at any adjournment thereof. This proxy statement is being mailed on or about October 11, 1995.

                 REVOCABILITY OF PROXY

A form of proxy for use at the meeting is enclosed and when it is properly executed and returned, the shares it represents will be voted at the meeting in accordance with any directions noted thereon. Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is voted. The proxy can be revoked by notifying the Secretary in writing or by subsequently executing a proxy which revokes any other proxy previously executed by you.

                 SOLICITATION OF PROXY

The solicitation of proxies is through the mails and the cost of solicitation will be borne by the Company. The Company will request banks, brokerage houses and other custodians, nominees, or fiduciaries to forward copies of proxy material to the beneficial owners of shares or to request authority for the execution of the proxies, and will reimburse these banks, brokerage houses and other custodians, nominees, or fiduciaries for their out-of-pocket expenses incurred in connection therewith.

                 VOTING SECURITIES

September 29, 1995 was the record date for the determination of shareholders entitled to vote at the meeting and at any adjournment thereof. On that date, there were 3,147,333 shares of Common Stock, par value $1.00 per share, outstanding, which
include the 139,700 shares issued to certain officers.   A
quorum of a majority of the outstanding shares is required to hold the meeting. For the purposes of determining the quorum, shares represented at the meeting will be considered to include shares not voting on any issues as a result of proxies marked "abstain".

Proxies will be voted as specified by the shareholder. Where specific choices are not indicated, proxies will be voted for the directors nominated by management and in favor of the ratification of the issuance of shares to certain officers of the Company. A favorable vote of the holders of a majority of shares of Common Stock voted at the meeting is required for the election of the Directors and the ratification of the issuance of shares to certain officers of the Company.

                 ELECTION OF DIRECTORS

Shares represented by an executed proxy in the form enclosed will be voted for the election of the nominees listed below as directors of the Company to serve until the next Annual Meeting of Shareholders or until their successors have been elected and qualified.

All of these nominees presently serve as directors and the term of office for which each was elected will expire at the Annual Meeting of Shareholders. The Management does not believe that any of the nominees named below will be unable to serve as directors for another year, if elected. However, if at the time of the meeting any of the nominees named below should be unable to serve, it is the intention of the persons designated in the form of proxy to vote, in their discretion, for such other person, if any, as may be designated as a nominee by the Board of Directors.

In January 1993 Mr. Bruce M. McIntyre and Mr. Harold K. Axness retired as Directors of the Company after several years of service. The Company is grateful for the time and effort these Directors provided to the Company. At the time of their retirement the board was reduced to three members and William J. Melfi was elected to the Board. The other two Directors, James
J. Melfi, Jr. and Frank C. Melfi were elected at the last Annual
Meeting.

The following paragraphs list the names, ages and business experience of the nominees for director.

Frank C. Melfi, age 58, is President of the Company, a position he has held since December 1985. From 1976 through December 1985 he was Executive Vice President of the Company. He has been a director of the Company since April 1985. Mr. Melfi is the brother of James J. Melfi, Jr. and William J. Melfi.

James J. Melfi, Jr., age 67, is Chairman of the Board of the
Company.  Mr. Melfi was elected Chairman of the Board in April
1985 and he was President from December 1975 to December 1985.
He has been a director of the Company since 1970.

William J. Melfi, age 52, is Vice President of Finance and
Administration, a position he has held since December 1985. He has been a director of the Company since January 1993.

All of these directors have been with the Company for several years and are knowledgeable about the Company's operations, problems and opportunities.

                 RATIFICATION OF STOCK ISSUED IN MAY 1991

Shares represented by an executed proxy in the form enclosed will be voted for the ratification of the issuance of stock to certain officers recommended by the Executive Compensation Committee and approved by the Board of Directors in May 1991.

At its May 8, 1991 meeting the Executive Compensation Committee (the Committee), which consisted of Harold K. Axness, Bruce M. McIntyre and James J. Melfi, Jr., determined that certain officers of the Company should be compensated for voluntarily reducing their cash salaries and for foregoing any cash bonus
compensation for several years.   The Committee determined that
$505,820 in past compensation had been foregone in salaries and bonuses. The Committee determined the foregone compensation for James J. Melfi, Jr., Frank C. Melfi and William J. Melfi amounted to $148,000, $148,000 and $117,000, respectively. In order to compensate these employees for past services and at the same time to continue to conserve cash, the Committee recommended and the Board authorized the issuance of shares of restricted stock pursuant to the 1991 Reserve Industries
Corporation Executive Compensation Plan (the Plan).   James J.
Melfi, Jr., Frank C. Melfi, and William J. Melfi were issued, 50,000, 50,000 and 39,700 shares, respectively.. At the time of issuance the stock had a total value of $228,409 before discounts for restrictions, which was approximately 55% of the foregone amount. The stock was issued in May 1991 and as determined by the Plan was subject to forfeiture for a period of two years . On December 29, 1992 by unanimous written consent the Board of Directors of the Company vested these officers with the stock.

As part of the litigation surrounding the 1991 special meeting of the shareholders, the New Mexico State District Court indicated it would enter an order not allowing these shares to be voted at the special meeting. As the litigation was settled, the Court's position regarding the issuance of these shares without shareholder approval remains unclear. As a result these certain officers have requested that either the ownership of the shares be ratified by the shareholders or that the Company make some other arrangement to pay the compensation recommended by the Committee and approved by the Board of Directors . If the issuance of the shares is not ratified by a majority of shares present at the meeting, the Company intends to compensate these officers through cash or other assets of the Company

                 OWNERSHIP OF COMMON STOCK BY OFFICERS AND DIRECTORS

The ownership of Common Stock by officers and directors is set forth in the table below. Included in the table are the maximum number of shares of the Company's Common Stock which might be deemed to be beneficially owned under the rules of the Securities and Exchange Commission by each nominee and director and by the officers and the directors of the Company as a group.
 The number of shares beneficially owned by each individual and such group includes shares subject to option to purchase and the computation of the percentage owned assumes exercise of such options. The text below the table sets forth certain information as to the extent to which beneficial ownership consists of the right to acquire the Company's Common Stock.
The information is as of September 25, 1995.

                               Amount and Nature of	               Percent
Name and Address               Beneficial Ownership                of Class

James J. Melfi, Jr.(1)	        Direct, Indirect and Option
Suite 308, 20 First Plaza  	   243,190		                           7.6%
Albuquerque, New Mexico 87102

Frank C. Melfi (2)	 	          Direct, Indirect and Option
Suite 308, 20 First Plaza      255,240		                           8.1%
Albuquerque, New Mexico 87102

William J. Melfi (3)	          Direct, Indirect and Option
Suite 308 20 First Plaza		     125,790		                           4.0%
Albuquerque, New Mexico 87102

Officers and Directors         Direct, Indirect and Option
as a group (4)				             626,120		                           19.5%

(1)	Reference is made to "Principal Shareholders" herein for
information regarding the shares of Common Stock of the Company beneficially owned by James J. Melfi, Jr..

(2)	Reference is made to "Principal Shareholders" herein for
information regarding the shares of Common Stock of the Company beneficially owned by Frank C. Melfi.

(3)	Included in the number of shares opposite Mr. William J.
Melfi's name in the table above are 6,500 shares subject to purchase under an option held by him, 7,790 shares owned by his wife for which beneficial ownership is disclaimed. Mr. Melfi has sole voting and investment power with respect to the shares owned by him. William J. Melfi and members of his immediate family own 25 percent of the issued and outstanding stock of Melfi Corporation, which owns 198,500 shares of Common Stock of the Company, for which he may be deemed to share voting and
investment power.   William J. Melfi is also an officer and
director of Melfi Corporation.

(4)	Included in the number of shares owned by officers and
directors as a group in the table above are 22,500 shares subject to purchase under options.

                 COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following text and tables provide information on the compensation of the Chief Executive Officer and those officers whose salary and bonus compensation equaled or exceeded $100,000 for the fiscal years ended November 30, 1994, 1993 and 1992.

                 Summary Compensation Table

Name and Principal Year 	Annual   Compensation		  Long-Term Compensation  All
Position                 Salary   Bonus   Other   Restrict Options LTIP   Other                                   Compensation
                   		               	             Stock    /SAR    Payout Compen
                                             	    Awards 	                sation
                           $        $       $       $        #       $        $
Frank C. Melfi     1994 135,000 	 27,000 	752 	   0        0       0      0
CEO              	 1993	135,000  	33,750 	870     0        0       0      0
                 	 1992	120,960  	24,192 	870 	   0        0       0      0

James J. Melfi, Jr.1994 135,000  	27,000 	752 	   0        0       0      0
Chairman         	 1993	135,000  	33,750 	870 	   0        0       0      0
                 	 1992	120,960 	 24,192 	870     0        0       0      0

William J. Melfi 	 1994 	100,000 	20,000 	752     0        0       0      0
Vice President   	 1993 	100,000 	25,000 	987     0        0       0      0
                 	 1992  	86,400 	17,280 	987     0        0       0      0

The amounts of salary and bonus stated for Mr. Frank C. Melfi, Mr. James J. Melfi, Jr. and Mr. William J. Melfi represent the amounts due to them and accrued by the Company during the year. As part of the Company's program to conserve cash, all three individuals accrued part of their annual compensation. Mr. Frank C. Melfi, Mr. James J. Melfi, Jr. and Mr. William J. Melfi were paid $46,032, $46,032 and $30,852, respectively of the annual compensation due them in 1994.

The Company has two active stock option plans; the 1987 Incentive Stock Option Plan (1987 ISO Plan) and the 1987 Nonqualified Stock Option Plan (1987 Nonqualified Plan). The 1987 ISO Plan provides for the issuance of options to key employees to purchase up to 90,000 shares in aggregate of the Company's stock. The 1987 Nonqualified Plan provides for the issuance of options to officers and directors, who can not participate in the 1987 ISO Plan, to purchase up to 25,000 shares in aggregate of the Company's Common Stock. All option plans provide that the option price must be equal to or greater than the market price at the date of grant, the option can not be exercised for one year and the option expires after ten years.

The Option/SAR Grants table is omitted because there was no activity in the 1994 fiscal year.

<CAPTION.

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR
Value Table.

      Name    	     Shares    Value  Number of Unexercised  Value of
                    Acquuired        Options/SARs           Unexercised
                                     at FY-End              in-the-money
                                     Exercisable/           Options/SAR at
                                     Unexercisable          FY-End ($)
                                     Exer/Unexer 	          Exercisable/
                                                            Unexercisable
<s.
Frank C. Melfi	     0         0      7,500/0                0
CEO
James J. Melfi, Jr. 0         0      7,500/0                0
Chairman
William J. Melfi    0         0      6,500/0                0
Vice President

The Long-term Incentive Plan table is omitted because the Company currently does not have a long-term incentive plan.
The Company did not pay any fees to directors, as it does not have any directors who are not employees of the Company. During
1994, none of the outstanding Options were repriced.

                 Compensation Committee Report

The Board of Directors has appointed a Compensation Committee, the members of which are Mr. Frank C. Melfi and Mr. James J. Melfi, Jr. The Compensation Committee also acts as the Stock Option Committee. During the year ended November 30, 1994, the Compensation Committee held one meeting. The committee is responsible for annually reviewing the compensation paid to all of the officers of the Company. The committee develops recommendations to the Board of Directors for adoption and/or modification. In determining the compensation to be paid to the executive officers, the Committee reviewed the experience and performance of the individual executive officer. The Committee has not adopted objective standards for determining salary and bonuses for the executive officers but takes into consideration all factors which it deems relevant in evaluating the executive officer's performance.

            					November 21, 1994

            					Frank C. Melfi and James J. Melfi, Jr.

                 Performance Graph

Because the Company's stock is not traded in any identifiable market and the Company can not determine a market price to compare performance, the Company has not been able to prepare a performance graph.

                 PRINCIPAL SHAREHOLDERS

The following tabulation sets forth the number of shares of Common Stock held by each person who owned of record, or is known by the Company to own beneficially, five percent (5%) or more of the Company's Common Stock. Included in the table, for certain individuals are the maximum number of shares of the Company's Common Stock which might be deemed to be beneficially owned under the rules of the Securities and Exchange Commission by those individuals. The number of shares beneficially owned by those individuals includes shares subject to option to purchase and the computation of the percentage owned assumes exercise of such options The information is as of September 25, 1995:

            							            Amount and Nature of	               Percent
Name and Address      	        Beneficial Ownership	               of Class

Northwest Alloys Inc.          Direct
P.O. Box 115				               500,000			                          15.9%
Addy, Washington 99101

Melfi Corporation            		Direct
Suite 308, 20 First Plaza     	198,500			                          6.3%
Albuquerque, New Mexico 87102

James J. Melfi, Jr. (1)       	Direct, Indirect and Option
Suite 308, 20 First Plaza     	243,190 		                          7.6%
Albuquerque, New Mexico 87102

Frank C. Melfi (2)		           Direct, Indirect and Option
Suite 308, 20 First Plaza     	255,240		                           8.1%
Albuquerque, New Mexico 87102

To the best of the Company's knowledge, the principal shareholders listed have sole voting and investment power with respect to the shares of the Company's Common Stock owned by such shareholders, except as noted below.

(1)	Included in the number of shares opposite Mr. James J.
Melfi, Jr.'s name in the table above are 7,500 shares subject to purchase under an option held by him and 26,700 shares owned by his wife, for which beneficial ownership is disclaimed. Mr. Melfi has sole voting and investment power with respect to the shares owned by him. James J. Melfi, Jr. and members of his immediate family own 25 percent of the issued and outstanding stock of Melfi Corporation, which owns 198,500 shares of Common Stock of the Company, for which he may be deemed to share voting
and investment power.   James J. Melfi, Jr. is also an officer
and director of Melfi Corporation.

(2)	Included in the number of shares opposite Mr. Frank C.
Melfi's name in the table above are 7,500 shares subject to purchase under an option held by him. Mr. Melfi has sole voting and investment power with respect to the shares owned by him. Frank C. Melfi and members of his immediate family own 25 percent of the issued and outstanding stock of Melfi Corporation, which owns 198,500 shares of Common Stock of the Company, for which he may be deemed to share voting and investment power. Frank C. Melfi is also an officer and director of Melfi Corporation.

                 RELATED TRANSACTIONS

The Melfi Family Trust, which is part of the estate of Mr.
James J. Melfi, Sr., loaned the Company $695,000 in 1991. These funds were used by the Company to purchase 20% of the stock in JPL Industries Pte. Ltd., a Singapore company organized in 1991.
 The terms of the agreement between the Trust and the Company call for a five year note at 10% interest, which was prime plus 0.5% at the time of the loan, and a warrant to purchase 60,000 shares of the common stock of the Company. The loan is secured by the stock in JPL Industries, Reserve Minerals Corporation and Industrial Mineral Products (Phil), Inc., the Company's wholly
owned Philippine subsidiary.   In addition, several times during
1991 Ruth Ann Melfi lent the Company working capital. In order to conserve cash the Company has not fully repaid this loan.
The outstanding balance at November 30, 1994 was $145,000 plus accrued interest. The interest rate on this loan is 10% per annum. The Company provided no additional security for these loans.

On September 16, 1994, the Company issued 231,984 shares of the common stock of the Company as payment for $231,984 of deferred compensation accrued on the books of Company through July 31, 1994 and due to Ruth Ann Melfi, the widow of the Company's former Chairman James J. Melfi, Sr., deceased. This obligation arises pursuant to management contracts with James J. Melfi, Sr. and provides for monthly deferred compensation payments to his surviving widow. In order to conserve cash the Company had not made payments on this obligation since November 1991. The stock was issued at par value of $1.00 per share.

The Company also issued 110,306 shares of common stock to the Melfi Family Trust as payment of $110,306 of interest accrued through December 31, 1992 on a the loan from the Melfi Family Trust to the Company. The stock was issued at par value of $1.00 per share.

Prior to issuance of the stock the Company obtained an independent opinion that the transaction was financially fair to the shareholders of the Company.

One of the Company's subsidiaries L-Bar Products, Inc., which is currently in Chapter 7 bankruptcy liquidation, had a supply arrangement with Northwest Alloys, Inc., to process and market certain waste products from Northwest Alloys' magnesium plant in Addy Washington. Northwest Alloys lent funds to L-Bar for the rehabilitation of L-Bar's Chewelah Washington facility. At November 30, 1994, L-Bar Products owed Northwest Alloys $3.7 million plus accrued interest of approximately $1.17 million (before any adjustments related to the bankruptcy).

                 RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

Arthur Andersen & Co. were the Company's independent certified accountants for the fiscal year ended November 30, 1990. In order to conserve cash the Company did not have its financial statements audited for fiscal years 1991, 1992, 1993 and 1994. The Company intends to have an audit performed at the time the Company has sufficient resources to afford the audit.

                 DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors has no nominating committee or
committees performing similar functions. The Board of Directors has an Executive Compensation Committee, the members of which are Frank C. Melfi and James J. Melfi, Jr. The Executive Compensation Committee recommends salary levels for executive officers to the Board of Directors for approval. The Executive Compensation Committee met one time during the fiscal year ended November 30, 1994. The Board of Directors has a Stock Option Committee, the members of which are James J. Melfi, Jr. and Frank C. Melfi. The Stock Option Committee recommends stock options to be granted under the 1987 Incentive Stock Option Plan and the 1987 Nonqualified Stock Option Plan to the Board of Directors for approval. The Stock Option Committee did not meet during the fiscal year ended November 30, 1994. The Board of Directors has an Audit Committee, the members of which are James
J. Melfi, Jr. and Frank C. Melfi. The Audit Committee reviews the audit of the Company's financial statements for the Board of Directors. The Audit Committee did not meet during the fiscal
year ended November 30, 1994.    The Board of Directors met two
times during the fiscal year ended November 30, 1994. The Board of Directors did not pass any resolutions by unanimous written consent in lieu of a meeting during the fiscal year ended November 30, 1994.

The identification of the executive officers of the Company is contained in the Form 10KSB annual report for the fiscal year ended November 30, 1994 and is incorporated by reference.

                 SHAREHOLDERS' PROPOSALS

Under applicable regulations, any proposal which a shareholder of the Company wishes to present at the Annual Meeting of the Shareholders in 1996 must be received at the Company's general offices not later than November 30, 1995.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE COMPANY HAS FILED AN ANNUAL REPORT ON FORM 10-KSB WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY COMPANY SHAREHOLDER WHO REQUESTS A COPY OF SUCH ANNUAL REPORT WILL BE FURNISHED WITH A COPY WITHOUT CHARGE UPON RECEIPT BY THE COMPANY OF A WRITTEN REQUEST FOR THE REPORT. COPIES OF THE REPORT MAY BE OBTAINED BY WRITING TO MR. WILLIAM J. MELFI, THE COMPANY'S VICE PRESIDENT, FINANCE AND ADMINISTRATION, AT SUITE 308, 20 FIRST PLAZA, ALBUQUERQUE, NEW MEXICO 87102.

	BY ORDER OF THE BOARD OF DIRECTORS.

								Betty T. Slawson, Secretary

October 11, 1992

THIS IS THE FORM OF THE PROXY CARD - SIDE 1

                 PROXY
                 RESERVE INDUSTRIES CORPORATION

The undersigned shareholders(s) appoint(s) JAMES J. MELFI, JR. and BETTY T. SLAWSON or either of them in the absence of the other, with full power of substitution, to act as proxy for and to vote the stock of the undersigned at the Annual Meeting of Shareholders of Reserve Industries Corporation to be held at the offices of the Company at Suite 308, 20 First Plaza, Albuquerque, New Mexico on Wednesday November 15, 1995 at 10:00 am Mountain Standard Time, or at any adjournment thereof.



1.	The election of directors ...FOR ALL NOMINEES O        WITHHOLD AUTHORITY O
                                listed below (except      to vote for all
                                as withheld in the        nominees listed
                                space below)              below

          		James J. Melfi, Jr.  	Frank C. Melfi     William J. Melfi
         		 (instruction: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
          		  INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME
        			     IN THE SPACE PROVIDED BELOW)
            _________________________________________________________

2.	To ratify and approve the issuance of the 139,700 shares of
the Company stock issued to certain of the officers at the May
8, 1991 Board of Directors meeting pursuant to the 1991 Reserve
Industries Corporation Executive Compensation Plan.

          	  	FOR O  	          	AGAINST O 	           		ABSTAIN O
                        			(Continued and to be signed on the other side)

THIS IS THE FORM OF THE PROXY CARD - SIDE 2

                 PROXY
                 RESERVE INDUSTRIES CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. THE PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED AND BY THE PERSONS NAMED ABOVE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AND FOR THE RATIFICATION OF THE STOCK ISSUANCE.

The undersigned hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders, November 15, 1995 and a copy of the Proxy Statement and Annual Report furnished therewith.


Dated:_______________________, 1995               _____________________
			                                              						Shareholder


                                                  _____________________
                                                    				Shareholder
Please Print Name(s):

___________________________

___________________________             		PLEASE DATE, SIGN AND RETURN THIS
                                      				PROXY PROMPTLY.  This proxy should
                                    						be signed exactly as your name or
                                    						names appear on the common stock
                                    						certificate(s) that you hold.  All
                                    						joint owners of shares should sign.
                                    						State full title when signing as
                                    						Executor, Administrator,Trustee,
                                    						Guardian, etc.